SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                             NONA MORELLI'S II, INC.
             (Exact name of Registrant as specified in its charter)


             COLORADO                                            84-1126818
-------------------------------------------------------------------------------
(State or other jurisdiction of                                 (IRS Employer
incorporation or organization)                              Identification No.)

                    2 Park Plaza, Suite 470, Irvine, CA 92614
-------------------------------------------------------------------------------
          (Address of Principal Executive Offices, including ZIP Code)

     Consulting or Fee Agreements with James R. Gordon, J. L. Lawver Corp.,
        Jonathan Small, Steven H. Dong, John D. Desbrow, Albert Rapuano, Structure America, Inc., OTC Communications, Edward C. Chen, Richard O. Weed,
           Lee Linton, Morris C. Gore, Bryan Lee, and Michael Manson
-------------------------------------------------------------------------------
                            (Full title of the plan)

                   Fred G. Luke, Chief Executive Officer, Nona
            Morelli's II, Inc., 2 Park Plaza, #470, Irvine, CA 92614
-------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (714) 833-5381
-------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                                            [NM\FS8:JAN97.FS8]-4



                         CALCULATION OF REGISTRATION FEE

                                                                                   Proposed
                                                          Proposed                 Maximum               Amount of
   Title of Securities       Amount of Shares         Maximum Offering            Aggregate            Registration
    to be Registered         to be Registered        Price Per Share(1)       Offering Price(1)             Fee
----------------------       ----------------        ------------------       -----------------        -------------

$.01 par value
Common Stock                   59,000                       $.32                $     18,880             $   6.51

$.01 par value
Common Stock                  250,000                       $.32                $     80,000             $  27.59

$.01 par value
Common Stock                   11,000                       $.32                $      3,520             $   1.21

$.01 par value
Common Stock                   450,000                      $.32                $   144,000              $  49.66

$.01 par value
Common Stock                   375,000                      $.32                $   120,000              $  41.38

$.01 par value
Common Stock                   575,000                      $.32                $   184,000              $  63.45

$.01 par value
Common Stock                   772,000                      $.32                $   247,040              $  85.19

$.01 par value
Common Stock                   715,000                      $.32                $   228,800              $  78.90

$.01 par value
Common Stock                   100,000                      $.32                $    32,000              $  11.03

$.01 par value
Common Stock                   147,000                      $.32                $    47,040              $  16.22

$.01 par value
Common Stock                   143,000                      $.32                $    45,760              $  15.78

$.01 par value
Common Stock                    70,000                      $.32                $    22,400              $   7.72

$.01 par value
Common Stock                    60,000                      $.32                $    19,200              $   6.62

$.01 par value
Common Stock                    25,000                      $.32                $     8,000              $   2.76

                   TOTALS    3,752,000                       N/A                $ 1,200,640              $ 414.01


                       Total No. of Pages: 61    Exhibit Index on Page No.:  20

(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act and is calculated on the basis of either (a) the average of the high and low prices per share of the Common Stock reported on the OTC Bulletin Board as of a date within five business days prior to the filing of this Registration Statement.

                                                            [NM\FS8:JAN97.FS8]-4

                                   PROSPECTUS

                             NONA MORELLI'S II, INC.
                             2 Park Plaza, Suite 470
                            Irvine, California 92614
                                 (714) 833-5381


                       (3,752,000 SHARES OF COMMON STOCK)

         This Prospectus relates to the offer and sale by Nona Morelli's II, Inc., a Colorado corporation (the "Company"), of shares of its $.01 par value per share common stock (the "Common Stock") to certain advisors and consultants (the "Consultants") pursuant to Consulting Agreements entered into between the Company and the Consultants. The Company is registering hereunder and then issuing, upon receipt of adequate consideration therefor, to the Consultants 3,752,000 shares of Common Stock in consideration for services to be performed under the respective Consulting Agreements.

         The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are "affiliates" of the Company within the meaning of the Securities Act of 1933 (the "Act") may sell all or part of the shares in any way permitted by law, including sales in the over-the-counter market at prices prevailing at the time of such sale. Of the shares registered hereunder, there are 2,422,000 shares being registered for affiliates of the Company. An affiliate is summarily, any director, executive officer or controlling shareholder of the Company or anyone of it's subsidiaries. An "affiliate" of the Company is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If a Consultant who is not now an "affiliate" becomes an "affiliate" of the Company in the future, he would then be subject to Section 16(b) of the Exchange Act. (See "General Information - Restrictions on Resales").

         The Common Stock is traded on the OTC Bulletin Board under the symbol "NONA".

                                ----------------

                  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------
                 The date of this Prospectus is January 8 , 1997

                                                            [NM\FS8:JAN97.FS8]-4

         This Prospectus is part of a Registration Statement which was filed and became effective under the Securities Act of 1933, as amended (the "Securities Act"), and does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. securities and Exchange Commission (the "Commission") under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings by the Company with the Commission are qualified in their entirety by the reference thereto.

         A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: Nona Morelli's II, Inc., 2 Park Plaza, Suite 470, Irvine, California 92614; Telephone: (714) 833-5381.

         The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports, as well as the proxy statements, information statements and other information filed by the Company under the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Washington D.C. 20549. Copies may be obtained at the prescribed rates. Through August 16, 1995, the Company's common stock was traded on the NASDAQ Small CapSM Market under the symbol "NONA". Subsequent to August 16, 1995, the Company's shares have been traded on the Electronic Bulletin Board under the symbol "NONA".

         No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any person to whom it is unlawful to make an offer or solicitation.

         Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been a change in the affairs of the Company since the date hereof.

                                                            [NM\FS8:JAN97.FS8]-4

                                TABLE OF CONTENTS


Information Required in the Section 10(a) Prospectus...................... 6

Item 1.  Plan Information..................................................6

         General Information...............................................6

         The Company.......................................................6
         Purposes..........................................................6
         Common Stock......................................................6
         The Consultants...................................................6
         No Restrictions on Transfer.......................................7
         Tax Treatment to the Consultants..................................7
         Tax Treatment to the Company......................................7
         Restrictions on Resales...........................................7

Documents Incorporated by Reference and Additional Information.............8

Item 2.  Registrant Information and Employee Plan Annual Information.......9

         Legal Opinion and Experts.........................................9
         Indemnification of Officers and Directors.........................9

Information Required in the Registration Statement.........................9

Item 3.  Incorporation of Documents by Reference...........................9

Item 4.  Description of Securities.........................................10

Item 5.  Interests of Named Experts and Counsel............................10

Item 6.  Indemnification of Directors and Officers.........................10

Item 7.  Exemption from Registration Claimed...............................14

Item 8.  Exhibits..........................................................14

Item 9.  Undertakings......................................................16

Signatures . . . . . . . . ................................................18

Exhibit Index . . . . .....................................................19

                                                            [NM\FS8:JAN97.FS8]-4

                                     PART I

                    INFORMATION REQUIRED IN THE SECTION 10(a)

                                   PROSPECTUS

Item 1.           Plan Information

GENERAL INFORMATION

The Company

         The Company has its principal executive offices at 2 Park Plaza, Suite 470, Irvine, California 92614 (Telephone: (714) 833-5381).

Purposes

         The Common Stock to be issued by the Company to certain Consultants will be issued pursuant to Consulting Agreements entered into between these Consultants and the Company, which agreements have been approved by the Board of Directors of the Company (the "Board of Directors"). The Consulting Agreements are intended to provide a method whereby the Company may be stimulated by the personal involvement of the Consultants in the Company's future prosperity, thereby advancing the interests of the Company, and all of its shareholders. Copies of the agreements and the Plan have been filed as exhibits to this Registration Statement.

Common Stock

         The Board has authorized the issuance of up to 3,752,000 shares of the Common Stock to the Consultants and upon effectiveness of this Registration Statement.

The Consultants

         The Consultants have agreed to provide their expertise and advice to the Company for the purposes set forth in their agreements with the Company.

                                                            [NM\FS8:JAN97.FS8]-4

No Restrictions on Transfer

         The Consultants will become the record and beneficial owners of the shares of Common Stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

Tax Treatment to the Consultants

         The Common Stock is not qualified under Section 401(a) of the Internal Revenue Code. The Consultants, therefore, will be deemed for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occurs: (a) the shares become freely transferable, or
(b) the shares cease to be subject to a substantial risk of forfeiture. Accordingly, absent a specific contractual provision to the contrary the Consultants will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. If, however, the Consultants receive shares of common stock pursuant to the exercise of an option or options at an exercise price below the fair market value of the shares on the date of exercise, the difference between the exercise price and the fair market value of the stock on the date of exercise will be deemed ordinary income for federal income tax purposes. The Consultants are urged to consult each of their tax advisors on this matter. Further, if any recipient is an "affiliate",
Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

Tax Treatment to the Company

         The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be an expense deductible by the Company for federal income tax purposes in the taxable year of the Company during which the recipient recognizes income.

Restrictions on Resales

         In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the Exchange Act. The Company has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of Common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

                                                            [NM\FS8:JAN97.FS8]-4

                       DOCUMENTS INCORPORATED BY REFERENCE
                                       AND
                             ADDITIONAL INFORMATION



         The Company hereby incorporates by reference (i) its annual report on Form 10-KSB for the year ended June 30, 1996, filed pursuant to Section 13 of the Exchange Act, (ii) any and all Forms 10-Q (or 10- QSB) filed under the Securities or Exchange Act subsequent to any filed Form 10-K (or 10-KSB), as well as all other reports filed under Section 13 of the Exchange Act, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing. All documents which when together, constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

                                                            [NM\FS8:JAN97.FS8]-4

Item 2.           Registrant Information and Employee Plan Annual Information

         A copy of any document or part thereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: Nona Morelli's II Inc., 2 Park Plaza, Suite 470, Irvine, California 92614: (714) 833-5381.

Legal Opinion and Experts

         Richard O. Weed has rendered an opinion on the validity of the securities being registered. Mr. Weed is not an "affiliate" of the Company. He currently does not own any shares of the Company's common stock.

         The financial statements of Nona Morelli's II, Inc. incorporated by reference in this Prospectus for the year ended June 30, 1996 have been audited by Raimondo, Pettit & Glassman, independent certified public accountants, as set forth in their report which includes an explanatory paragraph with respect to substantial doubt existing as to the Company's ability to continue as a going concern incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Indemnification of Officers and Directors

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 3.                   Incorporation of Documents by Reference

         Registrant hereby states that (i) all documents set forth in (a) through (c), below, are incorporated by reference in this registration statement, and (ii) all documents subsequently filed by registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

          (a)  Registrant's  latest Annual  Report,  whether  filed  pursuant to
               Section 13(a) or 15(d) of the Exchange Act;

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by annual report referred to in (a), above; and

                                                            [NM\FS8:JAN97.FS8]-4

          (c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.

Item 4.                   Description of Securities

         No description of the class of securities (i.e. the $.01 par value Common Stock) is required under this item because the Common Stock is registered under Section 12 of the Exchange Act.

Item 5.                   Interests of Named Experts and Counsel

         Mr. Weed does not own any shares of the Company's common stock.

Item 6.                   Indemnification of Directors and Officers

         The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of registrant is insured or indemnified in any manner against any liability which they may incur in their capacity as such is Sections 7-109-102 through 7-109-110 of the Colorado Revised Statutes effective July 1, 1994 which succeeded Section 7-3-101.5 of the Colorado Revised Statutes which was in effect upon adoption of the Registrant's articles of incorporation and bylaws. The statute and said articles in substance provide, in part and summary, as follows; however, this summary is qualified in its entirety by reference to the specific statutory provision:

         Section 7-109-102.  Authority to Indemnify Directors.

                  (1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

                  (a)     The person conducted himself or herself in good faith;
                          and

                  (b)     The person reasonably believed:

                         (i) In the case of conduct in an official capacity with
                    the corporation, that his or her conduct was in the corporation's best interest; and

                         (ii) In all other cases, that his or her conduct was at
                    least not opposed to the corporation's best interests; and

                  (c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

                  (2) A director's  conduct with respect to an employee  benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (II) of paragraph (b) of subsection (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interest of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a) of subsection (1) of this section.

                                                            [NM\FS8:JAN97.FS8]-4

                  (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

                  (4) A corporation may not indemnify a director under this section:

                  (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

                  (b) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

                  (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

         Section 7-109-103.  Mandatory Indemnification of Directors.

                  Unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

         Section 7-109-104.  Advance of Expenses to Directors.

                  (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

                  (a) The director furnishes to the corporation a written affirmation of the director's good faith belief that he or she has met the standard of conduct described in section 7-109-102;

                  (b) The director furnishes to the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

                  (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

                  (2) The  undertaking  required by paragraph  (b) of subsection
         (1) of this section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

                  (3) Determinations and authorizations of payments under this section shall be made in the manner specified in section 7-109-106.

                                                            [NM\FS8:JAN97.FS8]-4

         Section 7-109-105.  Court-ordered Indemnification of Directors.

                  (1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

                  (a) If it determines that the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

                  (b)  If  it  determines   that  the  director  is  fairly  and
                  reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102 (1) or was adjudged liable in the circumstances described in section 7-109-102 (4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in section 7-109-102
                  (4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

         Section 7-109-106. Determination and Authorization of Indemnification of Directors.

                  (1) A corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 7-109-102. A corporation shall not advance expenses to a director under section 7- 109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109-104 (1)(a) and (1)(b) are received and the determination required by section 7-109- 104 (1)(c) has been made.

                  (2) The determinations required by subsection (1) of this section shall be made:

                  (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

                  (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

                  (3) If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and a committee cannot be established under paragraph (b) of subsection (2) of this section, or, even if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made:

                                                            [NM\FS8:JAN97.FS8]-4

                  (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

                  (b)     By the shareholders.

                  (4) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

         Section 7-109-107. Indemnification of Officers, Employees, Fiduciaries, and Agents.

                  (1)Unless otherwise provided in the articles of incorporation:

                  (a) An officer is entitled to mandatory  indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

                  (b) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

                  (c) A corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

         Section 7-109-108.  Insurance.

                  A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under section 7-109-102, 7-109-103, or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

                                                            [NM\FS8:JAN97.FS8]-4

         Section 7-109-109.  Limitation of Indemnification of Directors.

                  (1) A provision treating a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except an insurance policy, or otherwise, is valid only to the extent the provision is not inconsistent with sections 7-109-101 to 7-109-108. If the articles of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

                  (2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

         Section 7-109-110.  Notice to Shareholders of Indemnification of
         Director.

                  If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholder's meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

Item 7.           Exemption from Registration Claimed

                  Not applicable.

Item 8.           Exhibits

                  (a)  The  following   exhibits  are  filed  as  part  of  this
         registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

         Exhibit No.      Title
         ----------------------------------------------------------------------

         1.               Not required.

         2.               Not required.

         3.               Not required.

         4.               Not applicable.

         5. Opinion of Richard O. Weed regarding the legality of the securities registered.

         6.               Not required.

         7.               Not required.

                                                            [NM\FS8:JAN97.FS8]-4

         Exhibit No.      Title
         ----------------------------------------------------------------------

         8.               Not required.

         9.               Not required.

         10.              A.        Fourth Addendum to Fee Agreement with James
                                    R. Gordon
                          B.        Second Addendum to Consulting Agreement with
                                    J. L. Lawver Corp.
                          C.        First Addendum to Attorney-Client Fee
                                    Agreement with Jonathan Small
                          D.        Second Addendum to Consulting Agreement with
                                    Steven H. Dong
                          E         Fourth and Fifth Addendums to Consulting
                                    Agreement with John D. Desbrow
                          F.        First Addendum to Consulting Agreement with
                                    Albert Rapuano
                          G.        Fourth Addendum to Consulting Agreement with
                                    Structure America, Inc.
                          H.        Third Addendum to Engagement Letter and Fee
                                    Agreement with OTC Communications
                          I.        Consulting Agreement with Edward Chen
                          J.        Addendum to Fee Agreement with Richard O.
                                    Weed
                          K.        Addendum to Consulting Agreement with Lee
                                    Linton
                          L.        Fourth Addendum to Fee Agreement with Morris
                                    Gore
                          M.        Consulting Agreement with Bryan Lee
                          N.        First Addendum to Fee Agreement with Michael
                                    Manson

         11.              Not required.

         12.              Not required.

         13.              Not required.

         14.              Not required.

         15.              Not required.

         16.              Not required.

         17.              Not required.

         18.              Not required.

         19.              Not required.

         20.              Not required.

         21.              Not required.

         22.              Not required.

                                                            [NM\FS8:JAN97.FS8]-4

         Exhibit No.      Title
         ----------------------------------------------------------------------

         23.              Not required.

         24.1 Consent of Richard O. Weed, special counsel to registrant, to the use of his opinion with respect to the legality of the securities being registered hereby and to the references to him in the Prospectus filed as a part hereof.

         24.2             Consent of Raimondo, Pettit & Glassman

         25.              Not applicable.

         26.              Not applicable.

         27.              Not applicable.

         28.              Not applicable.

         29.              Not applicable.


Item 9.           Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement to:

                  (i) include any prospectus required by Section 10 (a) (3) of the Securities Act;

                  (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                                                            [NM\FS8:JAN97.FS8]-4

                  (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraph is incorporated by reference from periodic reports filed by the registrant small business issuer under the Exchange Act.

         (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14e-3 under the Securities Exchange Act of 1934; and, where interim financial information require to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                                            [NM\FS8:JAN97.FS8]-4

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Irvine, State of California on the 8th day of January, 1997.

                                        NONA MORELLI'S II, INC.
                                        (Registrant)



                                        By:  /s/  Fred G. Luke
                                             ----------------------------------
                                                  Fred G. Luke,
                                                  Chief Executive Officer

         Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:

         Signatures                Title                     Date
         ---------------------     -----------------------   ----------------

         /s/   Fred G. Luke        Chief Executive Officer   January 8, 1997
               ---------------     and Sole Director
               Fred G. Luke

         /s/   Steven H. Dong      Chief Financial Officer   January 8, 1997
               ---------------
               Steven H. Dong

         /s/   John D. Desbrow     Secretary                 January 8, 1997
               ---------------
               John D. Desbrow

                                                            [NM\FS8:JAN97.FS8]-4

                         FORM S-8 REGISTRATION STATEMENT

                                  EXHIBIT INDEX

         The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:


      Exhibit
     Number in
   Registration                                                                                       Numbered
     Statement                                         Description                                    Page
------------------  --------------------------------------------------------------------------------- ----------

5.                  Opinion of Counsel                                                                       20

10.                 A.       Fourth Addendum to Fee Agreement with James R. Gordon                           24
                    B.       Second Addendum to Consulting Agreement with J. L. Lawver                       27
                             Corp.
                    C.       First Addendum to Attorney-Client Fee Agreement with                            29
                             Jonathan Small
                    D.       Second Addendum to Consulting Agreement with Steven H.                          31
                             Dong
                    E.       Fourth and Fifth Addendums to Consulting Agreement with                         33
                             John D. Desbrow
                    F.       First Addendum to Consulting Agreement with Albert Rapuano                      36
                    G.       Fourth Addendum to Consulting Agreement with Structure                          38
                             America, Inc.
                    H.       Third Addendum to Engagement Letter and Fee Agreement                           40
                             with OTC Communications
                    I.       Consulting Agreement with Edward Chen                                           42
                    J.       Addendum to Fee Agreement with Richard O. Weed                                  47
                    K.        Addendum to Consulting Agreement with Lee Linton                               49
                    L.        Fourth Addendum to Fee Agreement with Morris C. Gore                           51
                    M.        Consulting Agreement with Bryan Lee                                            53
                    N.          First Addendum to Fee Agreement with Michael Manson                          55

24.1                Consent of Richard O. Weed to Use of Opinion                                             57

24.2                Consent of Raimondo, Pettit & Glassman                                                   59


                                                            [NM\FS8:JAN97.FS8]-4